Exhibit 99.1

Contact:	Robert M. Gorman - (804) 523-7828
Executive Vice President / Chief Financial Officer

UNION BANKSHARES REPORTS THIRD QUARTER RESULTS

Richmond, Va., October 20, 2015 - Union Bankshares Corporation (the “Company” or “Union”) (NASDAQ: UBSH) today reported net income of $18.2 million and earnings per share of $0.40 for its third quarter ended September 30, 2015. The quarterly results represent an increase of $2.9 million, or 18.7%, in net income and an increase of $0.06, or 17.6%, in earnings per share from the second quarter. For the nine months ended September 30, 2015, net income was $49.3 million and earnings per share was $1.09.

“Despite economic headwinds, heightened competition and margin compression, Union continued to make sustainable progress toward our top tier financial performance objectives, through the combination of net loan, core deposit and household growth and our efforts to improve efficiency, ” said G. William Beale, president and chief executive officer for Union Bankshares Corporation. “In addition, our wealth management area continued to add clients during the quarter and Union Mortgage Group reported a profit for the second consecutive quarter.

During the quarter, the company made the decision to sell its credit card portfolio and enter into an outsourced partnership solution with Elan Financial Services. By partnering with Elan, Union will be able to provide consumers with access to a more competitive suite of products and services which allows us more opportunities to deepen relationships with our customer base.

As we move into the fourth quarter and look forward to 2016, our focus is on deepening relationships with our customer base through a holistic approach involving all of our business lines. We are also working to enhance and upgrade our infrastructure to support initiatives that will result in an increased rate of organic growth while improving operating efficiency across the Company.”

Select highlights for the third quarter include:

•	Net income for the community bank segment was $18.2 million, or $0.40 per share, for the third quarter, compared to $15.3 million, or $0.34 per share, for the second quarter. Net income for the community bank segment for the nine months ended September 30, 2015 was $49.4 million, or $1.09 per share.
•	The mortgage segment reported net income of $59,000 for the third quarter, a slight decline from net income of $95,000 for the second quarter. The mortgage segment reported a net loss of $113,000 for the nine months ended September 30, 2015 compared to a net loss of $2.6 million for the nine months ended September 30, 2014.
•	During the third quarter, the Company moved its credit card loan portfolio, totaling $26.4 million at September 30, 2015, from loans held for investment to loans held for sale, resulting from management’s decision to sell the credit card loans to Elan.
•	Excluding credit cards from the prior period loan portfolio, loans held for investment grew $59.6 million, or 4.3% (annualized), from June 30, 2015 and increased $396.5 million, or 7.7%, from September 30, 2014. Average loans increased $77.0 million, or 5.7% (annualized) during the quarter.
•	Period-end deposits increased $34.4 million, or 2.4% (annualized), from June 30, 2015 and increased $184.8 million, or 3.3%, from September 30, 2014. Average deposits increased $104.2 million, or 7.3% (annualized), during the quarter.
•	As previously announced, the Company closed seven branches, or 5% of its branch network, during the quarter as part of its continuing efforts to become more efficient.

NET INTEREST INCOME

Tax-equivalent net interest income was $65.7 million, a decrease of $376,000 from the second quarter, primarily driven by lower earning asset yields. The third quarter tax-equivalent net interest margin decreased 11 basis points to 3.86% from 3.97% in the previous quarter. Core tax-equivalent net interest margin (which excludes the 9 basis point impact of acquisition accounting accretion) declined by 9 basis points to 3.77% from 3.86% in the previous quarter. The decrease in the core tax-equivalent net interest margin was principally due to the 10 basis point decline in interest-earning asset yields outpacing the 1 basis point reduction in cost of funds. The decline in interest-earning asset yields was primarily driven by lower loan yields on new and renewed loans and lower levels of loan fees recorded in the current quarter.

The Company continues to believe that core net interest margin will decline modestly over the next several quarters as decreases in interest-earning asset yields are projected to outpace any further declines in interest-bearing liabilities rates.

The Company’s fully taxable equivalent net interest margin includes the impact of acquisition accounting fair value adjustments. During the third quarter, net accretion related to acquisition accounting declined by $198,000 from the prior quarter to $1.6 million as of September 30, 2015. The second and third quarters of 2015 and remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

	Accretion		Accretion (Amortization)
	Loan	Certificates of Deposit	Borrowings	Total

For the quarter ended June 30, 2015	$1,052	$614	$137	$1,803
For the quarter ended September 30, 2015	1,364	154	87	1,605
For the remaining three months of 2015	1,051	-	-	1,051
For the years ending:
2016	3,808	-	271	4,079
2017	3,516	-	170	3,686
2018	2,996	-	(143)	2,853
2019	2,349	-	(286)	2,063
2020	1,904	-	(301)	1,603
Thereafter	10,538	-	(5,622)	4,916

ASSET QUALITY/LOAN LOSS PROVISION

Overview

During the third quarter, the Company experienced declines in past due and nonaccrual loan levels and other real estate owned (“OREO”) balances from the prior year. Past due loans decreased from the prior quarter while nonaccrual loans increased from the prior quarter, as loans were moved from past due status to nonaccrual status during the current quarter. The combined past due and nonaccrual loan balances decreased $2.5 million, or 5.8%, from the previous quarter. The loan loss provision decreased from the prior quarter due to lower levels of net charge-offs and continued improvements in asset quality. The allowance for loan losses to total loans ratios (both unadjusted and adjusted for acquisition accounting) were consistent with the prior quarter and down from the prior year.

All nonaccrual and past due loan metrics discussed below exclude purchased credit impaired loans (“PCI”) totaling $78.6 million (net of fair value mark).

Nonperforming Assets (“NPAs”)

At September 30, 2015, nonperforming assets totaled $35.1 million, a decrease of $23.0 million, or 39.6%, from September 30, 2014 and an increase of $3.3 million, or 10.4%, from June 30, 2015. In addition, NPAs as a percentage of total outstanding loans declined 49 basis points from 1.12% a year earlier and increased 5 basis points from 0.58% last quarter to 0.63% in the current quarter. The following table shows a summary of asset quality balances at the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Nonaccrual loans, excluding PCI loans	$12,966	$9,521	$17,385	$19,255	$20,279
Foreclosed properties	18,789	18,917	21,727	23,058	28,783
Former bank premises	3,305	3,305	3,707	5,060	8,971
Total nonperforming assets	$35,060	$31,743	$42,819	$47,373	$58,033

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Beginning Balance	$9,521	$17,385	$19,255	$20,279	$23,099
Net customer payments	(1,104)	(4,647)	(2,996)	(4,352)	(1,654)
Additions	5,213	581	4,379	7,413	1,099
Charge-offs	(541)	(2,171)	(3,107)	(1,839)	(604)
Loans returning to accruing status	(123)	(919)	(53)	(2,246)	(723)
Transfers to OREO	-	(708)	(93)	-	(938)
Ending Balance	$12,966	$9,521	$17,385	$19,255	$20,279

During the third quarter, the additions to nonaccrual loans were comprised of several smaller credit relationships.

The following table shows the activity in OREO for the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2015	2015	2015	2014	2014
Beginning Balance	$22,222	$25,434	$28,118	$37,754	$38,494
Additions of foreclosed property	1,082	904	158	367	2,553
Additions of former bank premises	-	-	402	63	4,814
Capitalized improvements	9	243	56	424	203
Valuation adjustments	(473)	(710)	(590)	(381)	(6,192)
Proceeds from sales	(767)	(3,511)	(2,748)	(11,362)	(2,216)
Gains (losses) from sales	21	(138)	38	1,253	98
Ending Balance	$22,094	$22,222	$25,434	$28,118	$37,754

During the third quarter, the majority of both additions and sales of OREO were related to residential real estate.

Past Due Loans

Past due loans still accruing interest totaled $27.5 million, or 0.50% of total loans, at September 30, 2015 compared to $58.4 million, or 1.13%, a year ago and $33.5 million, or 0.61%, at June 30, 2015. At September 30, 2015, loans past due 90 days or more and accruing interest totaled $5.2 million, or 0.09% of total loans, compared to $16.1 million, or 0.31%, a year ago and $10.9 million, or 0.20%, at June 30, 2015.

Net Charge-offs

For the third quarter, net charge-offs were $1.0 million, or 0.07% on an annualized basis, compared to $1.1 million, or 0.08%, for the same quarter last year and $2.2 million, or 0.16%, for the second quarter of 2015. For the nine months ended September 30, 2015, net charge-offs were $6.4 million, or 0.15% on an annualized basis, compared to $1.3 million, or 0.03%, for the same period in the prior year.

Provision

The provision for loan losses for the current quarter was $2.0 million, an increase of $162,000 compared to the same quarter a year ago and a decrease of $1.6 million compared to the previous quarter. The decrease in provision for loan losses in the current quarter compared to the prior quarter was driven by reduced levels of charge-offs during the current quarter, lower quarterly loan growth, and continued improvements in asset quality. Additionally, a $100,000 provision was recognized during the current quarter for unfunded loan commitments, resulting in a total provision for credit losses of $2.1 million for the quarter.

Allowance for Loan Losses

The allowance for loan losses (“ALL”) increased $925,000 from June 30, 2015 to $33.3 million at September 30, 2015 primarily due to loan growth during the quarter. The ALL as a percentage of the total loan portfolio, adjusted for purchase accounting (non-GAAP), was 1.01% at September 30, 2015, a decrease from 1.02% from the prior quarter and a decrease from 1.12% from the quarter ended September 30, 2014. The allowance for loan losses as a percentage of the total loan portfolio was 0.60% at September 30, 2015, 0.59% at June 30, 2015, and 0.62% at September 30, 2014. In acquisition accounting, there is no carryover of previously established allowance for loan losses, as acquired loans are recorded at fair value.

The nonaccrual loan coverage ratio was 256.6% at September 30, 2015, compared to 339.7% at June 30, 2015 and 158.3% at September 30, 2014. The current level of the allowance for loan losses reflects specific reserves related to nonperforming loans, current risk ratings on loans, net charge-off activity, loan growth, delinquency trends, and other credit risk factors that the Company considers important in assessing the adequacy of the allowance for loan losses.

NONINTEREST INCOME

Noninterest income increased $513,000, or 3.2%, to $16.7 million as of September 30, 2015 from $16.2 million in the prior quarter. Customer-related fee income increased $275,000, primarily driven by higher overdraft fees. Gains on sales of mortgage loans, net of commissions, increased $56,000, or 2.2%, from the prior quarter, related to improved gain on sale margins as well as increased mortgage loan originations. Included in gain on sales of mortgage loans were unrealized losses on mortgage banking derivatives of $136,000 in the current quarter. Mortgage loan originations increased by $7.8 million, or 5.5%, in the current quarter to $148.1 million from $140.3 million in the second quarter. Of the loan originations in the current quarter, 32.3% were refinances, which was an increase from 30.9% in the prior quarter. Other noninterest income increased $163,000, as other operating income increased $792,000 primarily due to gains on the resolution of a problem credit, which was partially offset by lower gains on sales of securities of $329,000 from the prior quarter as well as $300,000 in other-than-temporary impairment recognized in the current quarter on a municipal security in the available-for-sale portfolio.

NONINTEREST EXPENSE

Noninterest expense decreased $1.9 million, or 3.5%, to $53.3 million as of September 30, 2015 from $55.2 million when compared to the prior quarter. Excluding the nonrecurring branch closure costs of $1.3 million in the prior quarter, noninterest expense decreased $637,000, or 1.2%, from the prior quarter. OREO and credit-related costs decreased $702,000 related to lower legal-related fees, real estate taxes, and valuation adjustments as well as net gains on sales of OREO in the current quarter compared to net losses in the prior quarter. Marketing expenses decreased $591,000 related to the timing of advertising campaigns. These decreases were partially offset by increased technology expenses of $333,000 primarily due to higher data processing fees and higher professional and consulting fees of $322,000.

BALANCE SHEET

At September 30, 2015, total assets were $7.6 billion, an increase of $96.6 million from June 30, 2015 and an increase of $400.4 million from September 30, 2014. The increase in assets was mostly related to loan growth.

At September 30, 2015, loans held for investment were $5.5 billion, an increase of $33.2 million from June 30, 2015. During the third quarter, the Company moved its credit card portfolio, totaling $26.4 million at September 30, 2015, from loans held for investment to loans held for sale, resulting from management’s decision to sell the loans in the near future. Excluding credit cards from the prior period loan portfolio, loans held for investment grew $59.6 million, or 4.3% (annualized), from June 30, 2015. Average loans increased $77.0 million, or 5.7% (annualized) from the prior quarter. Excluding credit cards from the prior period loan portfolio, loans held for investment increased $396.4 million, or 7.7%, from September 30, 2014.

At September 30, 2015, total deposits were $5.8 billion, an increase of $34.4 million, or 2.4% (annualized) from June 30, 2015, while average deposits increased $104.2 million, or 7.3% (annualized) from June 30, 2015. Total deposits increased $184.8 million, or 3.3%, from September 30, 2014.

At September 30 and June 30, 2015, respectively, the Company had a common equity Tier 1 capital ratio of 10.75% and 10.87%, a Tier 1 capital ratio of 12.16% and 12.31%, a total capital ratio of 12.69% and 12.83%, and a leverage ratio of 10.77% and 10.82%.

The Company’s common equity to asset ratios at September 30, 2015, June 30, 2015, and September 30, 2014 were 13.10%, 13.18%, and 13.58%, respectively, while its tangible common equity to tangible assets ratio was 9.29%, 9.30%, and 9.41% at September 30, 2015, June 30, 2015, and September 30, 2014, respectively.

During the third quarter, the Company declared and paid cash dividends of $0.17 per common share, consistent with the dividend paid in the prior quarter.

COMMUNITY BANK SEGMENT INFORMATION

The community bank segment reported net income of $18.2 million for the third quarter, an increase of $2.9 million, or 19.0%, from $15.3 million in the second quarter. Net interest income was $63.1 million, a decrease of $366,000 from the second quarter principally due to lower earning asset yields and a decline of $198,000 in accretion of purchase accounting adjustments. The provision for loan losses decreased $1.6 million from the prior quarter due to reduced charge-off levels, lower quarterly loan growth, and continued improvements in asset quality.

Noninterest income increased $764,000 to $14.3 million in the current quarter compared to $13.5 million in the prior quarter. Customer-related fee income increased $275,000, primarily driven by higher overdraft fees. Other noninterest income increased $493,000, as other operating income increased $1.1 million primarily due to gains on the resolution of a problem credit, which was partially offset by lower gains on sales of securities of $329,000 from the prior quarter as well as $300,000 in other-than-temporary impairment recognized in the current quarter on a municipal security in the available-for-sale portfolio.

Noninterest expense decreased $1.7 million from $52.4 million in the prior quarter to $50.7 million in the current quarter. Excluding the nonrecurring branch closure costs of $1.3 million in the prior quarter, noninterest expense decreased $411,000, or 0.8%, from the prior quarter. OREO and credit-related costs decreased $702,000 related to lower legal-related fees, real estate taxes, and valuation adjustments as well as net gains on sales of OREO in the current quarter compared to net losses in the prior quarter. Marketing expenses decreased $588,000 related to the timing of advertising campaigns. These decreases were partially offset by increased salaries and benefits of $370,000 related to increased equity based incentive compensation, technology expenses of $341,000 primarily due to higher data processing fees, and higher professional fees of $359,000 related to increased consulting fees.

MORTGAGE SEGMENT INFORMATION

The mortgage segment reported net income of $59,000 for the third quarter, a slight decline from net income of $95,000 in the second quarter. Noninterest income decreased $252,000 during the quarter due to adjustments to required indemnification reserves during the second quarter. Gains on sales of mortgage loans, net of commissions, increased $56,000, or 2.2%, from the prior quarter, related to improved gain on sale margins as well as increased mortgage loan originations. Included in gains on sales of mortgage loans were unrealized losses on mortgage banking derivatives of $136,000 in the current quarter. Mortgage loan originations increased by $7.8 million, or 5.5%, in the current quarter to $148.1 million from $140.3 million in the second quarter. Of the loan originations in the current quarter, 32.3% were refinances, which was an increase from 30.9% in the prior quarter. Noninterest expenses declined $226,000, or 7.4%, compared to the prior quarter primarily due to lower salaries and benefits expenses, rental expenses, underwriting fees, and other loan-related fees due to management’s continued focus on controlling costs.

* * * * * * *

ABOUT UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 124 banking offices and nearly 200 ATMs located throughout Virginia. Non-bank affiliates of the holding company include: Union Investment Services, Inc., which provides full brokerage services; Union Mortgage Group, Inc., which provides a full line of mortgage products; and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the Company is available at http://investors.bankatunion.com.

Union Bankshares Corporation will hold a conference call on Tuesday, October 20th, at 9:00 a.m. Eastern Time during which management will review earnings and performance trends. Callers wishing to participate may call toll-free by dialing (877) 668-4908. The conference ID number is 57712544.

ADOPTION OF NEW ACCOUNTING STANDARDS

The Company adopted ASU 2014-01, “Accounting for Investments in Qualified Affordable Housing Projects” as of January 1, 2015. As permitted by the guidance, the Company adopted the proportional amortization method of accounting for Qualified Affordable Housing Projects. The proportional amortization method amortizes the cost of the investment over the period in which the Company will receive tax credits and other tax benefits, and the resulting amortization is recognized as a component of income taxes attributable to continuing operations. Historically, these investments were accounted for under the equity method of accounting and the passive losses related to the investments were recognized within noninterest expense. The Company adopted this guidance in the first quarter of 2015 with retrospective application as required by the ASU. Prior period 2014 results and related metrics have been restated to conform to this presentation.

NON-GAAP MEASURES

In reporting the results of the quarter ended September 30, 2015, the Company has provided supplemental performance measures on an operating or tangible basis. Operating measures exclude acquisition costs unrelated to the Company’s normal operations. The Company believes these measures are useful to investors as they exclude non-operating adjustments resulting from acquisition activity and allow investors to see the combined economic results of the organization. Tangible common equity is used in the calculation of certain capital and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.

These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events.  Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic and bank industry conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, stock and bond markets, accounting standards or interpretations of existing standards, mergers and acquisitions, technology, and consumer spending and saving habits.  More information is available on the Company’s website, http://investors.bankatunion.com. The information on the Company’s website is not a part of this press release. The Company does not intend or assume any obligation to update or revise any forward-looking statements that may be made from time to time by or on behalf of the Company.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

(FTE - "Fully Taxable Equivalent")

	Three Months Ended			Nine Months Ended
	09/30/15	06/30/15	09/30/14	09/30/15	09/30/14
Results of Operations
Interest and dividend income	$70,000	$69,854	$69,591	$207,454	$206,434
Interest expense	6,556	6,038	5,112	18,225	14,481
Net interest income	63,444	63,816	64,479	189,229	191,953
Provision for credit losses	2,062	3,749	1,800	7,561	3,300
Net interest income after provision for credit losses	61,382	60,067	62,679	181,668	188,653
Noninterest income	16,725	16,212	16,318	47,990	46,385
Noninterest expenses	53,325	55,241	59,413	162,405	185,665
Income before income taxes	24,782	21,038	19,584	67,253	49,373
Income tax expense	6,566	5,690	4,767	17,989	12,174
Net income	$18,216	$15,348	$14,817	$49,264	$37,199

Interest earned on earning assets (FTE)	$72,287	$72,145	$71,649	$214,195	$212,556
Net interest income (FTE)	65,731	66,107	66,537	195,970	198,075
Core deposit intangible amortization	2,074	2,138	2,391	6,435	7,462

Net income - community bank segment	$18,157	$15,253	$15,445	$49,377	$39,808
Net income (loss) - mortgage segment	59	95	(628)	(113)	(2,609)

Key Ratios
Earnings per common share, diluted	$0.40	$0.34	$0.32	$1.09	$0.80
Return on average assets (ROA)	0.96%	0.83%	0.81%	0.88%	0.69%
Return on average equity (ROE)	7.26%	6.21%	6.01%	6.65%	5.05%
Return on average tangible common equity (ROTCE)	10.70%	9.20%	9.09%	9.86%	7.65%
Efficiency ratio (FTE)	64.67%	67.11%	71.71%	66.57%	75.95%
Efficiency ratio - community bank segment (FTE)	63.65%	66.07%	69.51%	65.37%	73.36%
Efficiency ratio - mortgage bank segment (FTE)	94.77%	94.21%	133.59%	100.82%	146.76%
Net interest margin (FTE)	3.86%	3.97%	4.11%	3.93%	4.11%
Yields on earning assets (FTE)	4.25%	4.33%	4.43%	4.29%	4.41%
Cost of interest-bearing liabilities (FTE)	0.50%	0.47%	0.40%	0.47%	0.38%
Cost of funds (FTE)	0.39%	0.36%	0.32%	0.36%	0.30%
Net interest margin, core (FTE) (1)	3.77%	3.86%	3.92%	3.82%	3.95%
Yields on earning assets (FTE), core (1)	4.17%	4.27%	4.37%	4.23%	4.41%
Cost of interest-bearing liabilities (FTE), core (1)	0.52%	0.53%	0.58%	0.53%	0.59%
Cost of funds (FTE), core (1)	0.40%	0.41%	0.45%	0.41%	0.46%

Key Operating Ratios - excluding merger costs (non-GAAP) (2)
Consolidated
Operating net income	$18,216	$15,348	$15,919	$49,264	$50,360
Operating diluted earnings per share	$0.40	$0.34	$0.35	$1.09	$1.09
Operating ROA	0.96%	0.83%	0.87%	0.88%	0.93%
Operating ROE	7.26%	6.21%	6.45%	6.65%	6.84%
Operating ROTCE	10.70%	9.20%	9.77%	9.86%	10.36%
Operating efficiency ratio (FTE)	64.67%	67.11%	69.66%	66.57%	67.96%

Community Bank Segment
Operating net income	$18,157	$15,253	$16,547	$49,377	$52,969
Operating diluted earnings per share	$0.40	$0.34	$0.36	$1.09	$1.14
Operating ROA	0.96%	0.82%	0.91%	0.89%	0.98%
Operating ROE	7.26%	6.19%	6.73%	6.69%	7.25%
Operating ROTCE	10.71%	9.18%	10.21%	9.93%	11.04%
Operating efficiency ratio (FTE)	63.65%	66.07%	67.39%	65.37%	65.10%

	Three Months Ended			Nine Months Ended
	09/30/15	06/30/15	09/30/14	09/30/15	09/30/14

Capital Ratios
Common equity Tier 1 capital ratio (3)	10.75%	10.87%	N/A	10.75%	N/A
Tier 1 capital ratio (3)	12.16%	12.31%	13.06%	12.16%	13.06%
Total capital ratio (3)	12.69%	12.83%	13.70%	12.69%	13.70%
Leverage ratio (Tier 1 capital to average assets) (3)	10.77%	10.82%	10.54%	10.77%	10.54%
Common equity to total assets	13.10%	13.18%	13.58%	13.10%	13.58%
Tangible common equity to tangible assets	9.29%	9.30%	9.41%	9.29%	9.41%

Financial Condition
Assets	$7,594,313	$7,497,706	$7,193,883	$7,594,313	$7,193,883
Loans, net of deferred fees	5,543,621	5,510,385	5,171,003	5,543,621	5,171,003
Earning Assets	6,827,669	6,717,137	6,382,463	6,827,669	6,382,463
Goodwill	293,522	293,522	296,876	293,522	296,876
Core deposit intangibles, net	25,320	27,394	34,089	25,320	34,089
Deposits	5,818,853	5,784,474	5,634,050	5,818,853	5,634,050
Stockholders' equity	995,012	988,134	976,923	995,012	976,923
Tangible common equity (5)	676,170	667,218	645,958	676,170	645,958

Loans, net of deferred fees
Raw land and lots	$187,182	$201,630	$210,557	$187,182	$210,557
Commercial construction	429,645	378,204	303,576	429,645	303,576
Commercial real estate	2,449,885	2,443,888	2,279,708	2,449,885	2,279,708
Single family investment real estate	436,340	435,068	407,972	436,340	407,972
Commercial and industrial	444,199	450,682	380,613	444,199	380,613
Other commercial	89,344	90,556	79,356	89,344	79,356
Consumer	1,507,026	1,510,357	1,509,221	1,507,026	1,509,221
Total loans, net of deferred fees	$5,543,621	$5,510,385	$5,171,003	$5,543,621	$5,171,003

Interest-Bearing Deposits
NOW accounts	$1,382,891	$1,378,129	$1,260,267	$1,382,891	$1,260,267
Money market accounts	1,318,229	1,303,792	1,276,560	1,318,229	1,276,560
Savings accounts	569,667	565,584	552,309	569,667	552,309
Time deposits of $100,000 and over	527,642	547,492	565,934	527,642	565,934
Other time deposits	682,379	699,801	774,637	682,379	774,637
Total interest-bearing deposits	$4,480,808	$4,494,798	$4,429,707	$4,480,808	$4,429,707
Demand deposits	1,338,045	1,289,676	1,204,343	1,338,045	1,204,343
Total deposits	$5,818,853	$5,784,474	$5,634,050	$5,818,853	$5,634,050

Averages
Assets	$7,521,841	$7,459,446	$7,241,373	$7,448,573	$7,254,953
Loans, net of deferred fees	5,525,119	5,448,126	5,196,116	5,445,243	5,240,610
Loans held for sale	44,904	43,307	50,393	42,250	51,021
Securities	1,138,462	1,143,343	1,143,303	1,141,793	1,118,107
Earning assets	6,751,654	6,676,440	6,423,743	6,668,812	6,438,924
Deposits	5,814,146	5,709,963	5,701,752	5,721,980	5,680,474
Certificates of deposit	1,227,835	1,233,904	1,370,299	1,243,546	1,414,674
Interest-bearing deposits	4,501,411	4,431,087	4,507,247	4,450,043	4,536,532
Borrowings	661,517	703,223	507,882	681,295	535,866
Interest-bearing liabilities	5,162,928	5,134,310	5,015,129	5,131,338	5,072,398
Stockholders' equity	995,463	991,093	978,909	989,749	984,654
Tangible common equity (5)	675,618	669,139	646,723	667,792	649,890

	Three Months Ended			Nine Months Ended
	09/30/15	06/30/15	09/30/14	09/30/15	09/30/14
Asset Quality
Allowance for Loan Losses (ALL)
Beginning balance	$32,344	$30,977	$31,379	$32,384	$30,135
Add: Recoveries	1,299	1,023	695	2,994	2,866
Less: Charge-offs	2,336	3,205	1,765	9,370	4,192
Add: Provision for loan losses	1,962	3,549	1,800	7,261	3,300
Ending balance	$33,269	$32,344	$32,109	$33,269	$32,109

ALL / total outstanding loans	0.60%	0.59%	0.62%	0.60%	0.62%
ALL / total outstanding loans, adjusted for acquisition accounting (4)	1.01%	1.02%	1.12%	1.01%	1.12%
Net charge-offs / total outstanding loans	0.07%	0.16%	0.08%	0.15%	0.03%
Provision / total outstanding loans	0.14%	0.26%	0.14%	0.18%	0.09%
Nonperforming Assets
Commercial	$8,589	$8,056	$14,836	$8,589	$14,836
Consumer	4,377	1,465	5,443	4,377	5,443
Nonaccrual loans	12,966	9,521	20,279	12,966	20,279
Other real estate owned	22,094	22,222	37,754	22,094	37,754
Total nonperforming assets (NPAs)	35,060	31,743	58,033	35,060	58,033
Commercial	3,349	2,781	9,096	3,349	9,096
Consumer	1,815	8,122	7,022	1,815	7,022
Loans ≥ 90 days and still accruing	5,164	10,903	16,118	5,164	16,118
Total NPAs and loans ≥ 90 days	$40,224	$42,646	$74,151	$40,224	$74,151
NPAs / total outstanding loans	0.63%	0.58%	1.12%	0.63%	1.12%
NPAs / total assets	0.46%	0.42%	0.81%	0.46%	0.81%
ALL / nonperforming loans	256.59%	339.71%	158.33%	256.59%	158.33%
ALL / nonperforming assets	94.89%	101.89%	55.33%	94.89%	55.33%
Past Due Detail
Commercial	$1,870	$2,274	$2,554	$1,870	$2,554
Consumer	7,400	5,170	6,726	7,400	6,726
Loans 60-89 days past due	$9,270	$7,444	$9,280	$9,270	$9,280
Commercial	$4,189	$6,420	$8,580	$4,189	$8,580
Consumer	8,917	8,727	24,430	8,917	24,430
Loans 30-59 days past due	$13,106	$15,147	$33,010	$13,106	$33,010
Commercial	$69,676	$77,519	$106,021	$69,676	$106,021
Consumer	8,930	10,322	13,722	8,930	13,722
Purchased impaired	$78,606	$87,841	$119,743	$78,606	$119,743
Troubled Debt Restructurings
Performing	$9,468	$19,880	$26,243	$9,468	$26,243
Nonperforming	2,087	2,244	2,728	2,087	2,728
Total troubled debt restructurings	$11,555	$22,124	$28,971	$11,555	$28,971

Per Share Data
Earnings per common share, basic	$0.40	$0.34	$0.32	$1.09	$0.80
Earnings per common share, diluted	0.40	0.34	0.32	1.09	0.80
Cash dividends paid per common share	0.17	0.17	0.15	0.49	0.43
Market value per share	24.00	23.24	23.10	24.00	23.10
Book value per common share	22.24	22.02	21.56	22.24	21.56
Tangible book value per common share	15.11	14.87	14.26	15.11	14.26
Price to earnings ratio, diluted	15.12	17.04	18.20	16.47	21.60
Price to book value per common share ratio	1.08	1.06	1.07	1.08	1.07
Price to tangible common share ratio	1.59	1.56	1.62	1.59	1.62
Weighted average common shares outstanding, basic	45,087,409	45,128,698	45,649,309	45,107,290	46,268,996
Weighted average common shares outstanding, diluted	45,171,610	45,209,814	45,738,554	45,189,578	46,367,156
Common shares outstanding at end of period	44,990,569	45,112,893	45,514,028	44,990,569	45,514,028

	Three Months Ended			Nine Months Ended
	09/30/15	06/30/15	09/30/14	09/30/15	09/30/14
Alternative Performance Measures (non-GAAP)
Operating Earnings (2)
Net Income (GAAP)	$18,216	$15,348	$14,817	$49,264	$37,199
Plus: Merger and conversion related expense, after tax	-	-	1,102	-	13,161
Net operating earnings (loss) (non-GAAP)	$18,216	$15,348	$15,919	$49,264	$50,360

Operating earnings per share - Basic	$0.40	$0.34	$0.35	$1.09	$1.09
Operating earnings per share - Diluted	0.40	0.34	0.35	1.09	1.09
Operating ROA	0.96%	0.83%	0.87%	0.88%	0.93%
Operating ROE	7.26%	6.21%	6.45%	6.65%	6.84%
Operating ROTCE	10.70%	9.20%	9.77%	9.86%	10.36%

Community Bank Segment Operating Earnings (2)
Net Income (GAAP)	$18,157	$15,253	$15,445	$49,377	$39,808
Plus: Merger and conversion related expense, after tax	-	-	1,102	-	13,161
Net operating earnings (loss) (non-GAAP)	$18,157	$15,253	$16,547	$49,377	$52,969

Operating earnings per share - Basic	$0.40	$0.34	$0.36	$1.09	$1.14
Operating earnings per share - Diluted	0.40	0.34	0.36	1.09	1.14
Operating ROA	0.96%	0.82%	0.91%	0.89%	0.98%
Operating ROE	7.26%	6.19%	6.73%	6.69%	7.25%
Operating ROTCE	10.71%	9.18%	10.21%	9.93%	11.04%

Operating Efficiency Ratio FTE (2)
Net Interest Income (GAAP)	$63,444	$63,816	$64,479	$189,229	$191,953
FTE adjustment	2,287	2,291	2,058	6,741	6,122
Net Interest Income (FTE)	$65,731	$66,107	$66,537	$195,970	$198,075
Noninterest Income (GAAP)	16,725	16,212	16,318	47,990	46,385
Noninterest Expense (GAAP)	$53,325	$55,241	$59,413	$162,405	$185,665
Merger and conversion related expense	-	-	1,695	-	19,524
Noninterest Expense (Non-GAAP)	$53,325	$55,241	$57,718	$162,405	$166,141

Operating Efficiency Ratio FTE (non-GAAP)	64.67%	67.11%	69.66%	66.57%	67.96%

Community Bank Segment Operating Efficiency Ratio FTE (2)
Net Interest Income (GAAP)	$63,075	$63,441	$64,162	$188,240	$191,090
FTE adjustment	2,256	2,291	2,058	6,707	6,122
Net Interest Income (FTE)	$65,331	$65,732	$66,220	$194,947	$197,212
Noninterest Income (GAAP)	14,287	13,523	13,884	40,658	38,964
Noninterest Expense (GAAP)	$50,674	$52,365	$55,680	$154,011	$173,268
Merger and conversion related expense	-	-	1,695	-	19,524
Noninterest Expense (Non-GAAP)	$50,674	$52,365	$53,985	$154,011	$153,744

Operating Efficiency Ratio FTE (non-GAAP)	63.65%	66.07%	67.39%	65.37%	65.10%

Tangible Common Equity (5)
Ending equity	$995,012	$988,134	$976,923	$995,012	$976,923
Less: Ending goodwill	293,522	293,522	296,876	293,522	296,876
Less: Ending core deposit intangibles	25,320	27,394	34,089	25,320	34,089
Ending tangible common equity	$676,170	$667,218	$645,958	$676,170	$645,958

Average equity	$995,463	$991,093	$978,909	$989,749	$984,654
Less: Average goodwill	293,522	293,522	296,876	293,522	296,876
Less: Average core deposit intangibles	26,323	28,432	35,310	28,435	37,888
Average tangible common equity	$675,618	$669,139	$646,723	$667,792	$649,890

	Three Months Ended			Nine Months Ended
	09/30/15	06/30/15	09/30/14	09/30/15	09/30/14
ALL to loans, adjusted for acquisition accounting (non-GAAP)(4)
Allowance for loan losses	$33,269	$32,344	$32,109	$33,269	$32,109
Remaining fair value mark on purchased performing loans	21,884	23,010	25,064	21,884	25,064
Adjusted allowance for loan losses	55,153	55,354	57,173	55,153	57,173

Loans, net of deferred fees	5,543,621	5,510,385	5,171,003	5,543,621	5,171,003
Remaining fair value mark on purchased performing loans	21,884	23,010	25,064	21,884	25,064
Less: Purchased credit impaired loans, net of fair value mark	78,606	87,841	119,743	78,606	119,743
Adjusted loans, net of deferred fees	$5,486,899	$5,445,554	$5,076,324	$5,486,899	$5,076,324

ALL / gross loans, adjusted for acquisition accounting	1.01%	1.02%	1.12%	1.01%	1.12%

Mortgage Origination Volume
Refinance Volume	$47,788	$43,385	$50,959	$156,722	$143,922
Construction Volume	21,994	20,946	36,645	62,491	108,189
Purchase Volume	78,286	75,971	90,388	207,870	270,062
Total Mortgage loan originations	$148,068	$140,302	$177,992	$427,083	$522,173
% of originations that are refinances	32.27%	30.92%	28.63%	36.70%	27.56%

Other Data
End of period full-time employees	1,418	1,443	1,483	1,418	1,483
Number of full-service branches	124	131	131	124	131
Number of full automatic transaction machines (ATMs)	202	199	201	202	201

(1) The core metrics, FTE, exclude the impact of acquisition accounting accretion and amortization adjustments in net interest income.

(2) The Company has provided supplemental performance measures which it believes may be useful to investors as they exclude non-operating adjustments resulting from acquisition activity and allow investors to see the combined economic results of the organization. These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies.

(3) Beginning January 1, 2015, the Company calculates its regulatory capital under the Basel III Standardized Approach. The Company calculated regulatory capital measures for periods prior to 2015 under previous regulatory requirements. All ratios at September 30, 2015 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

(4) The allowance for loan losses ratio, adjusted for acquisition accounting (non-GAAP), includes an adjustment for the fair value mark on purchased performing loans. The purchased performing loans are reported net of the related fair value mark in loans, net of deferred fees, on the Company’s Consolidated Balance Sheet; therefore, the fair value mark is added back to the balance to represent the total loan portfolio. The adjusted allowance for loan losses, including the fair value mark, represents the total reserve on the Company’s loan portfolio. The PCI loans, net of the respective fair value mark, are removed from the loans, net of deferred fees, as these PCI loans are not covered by the allowance established by the Company unless changes in expected cash flows indicate that one of the PCI loan pools are impaired, at which time an allowance for PCI loans will be established. GAAP requires the acquired allowance for loan losses not be carried over in an acquisition or merger. The Company believes the presentation of the allowance for loan losses ratio, adjusted for acquisition accounting, is useful to investors because the acquired loans were purchased at a market discount with no allowance for loan losses carried over to the Company, and the fair value mark on the purchased performing loans represents the allowance associated with those purchased loans. The Company believes that this measure is a better reflection of the reserves on the Company’s loan portfolio.

(5) Tangible common equity is used in the calculation of certain capital and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	September 30,	December 31,	September 30,
	2015	2014	2014
ASSETS
Cash and cash equivalents:
Cash and due from banks	$102,955	$112,752	$112,891
Interest-bearing deposits in other banks	76,001	19,344	35,489
Money market investments	1	1	1
Federal funds sold	237	1,163	311
Total cash and cash equivalents	179,194	133,260	148,692

Securities available for sale, at fair value	888,692	1,102,114	1,095,636
Securities held to maturity, at carrying value	199,363	-	-
Restricted stock, at cost	52,721	54,854	48,554

Loans held for sale	65,713	42,519	30,857

Loans held for investment, net of deferred fees and costs	5,543,621	5,345,996	5,171,003
Less allowance for loan losses	33,269	32,384	32,109
Net loans held for investment	5,510,352	5,313,612	5,138,894

Premises and equipment, net	129,191	135,247	138,549
Other real estate owned, net of valuation allowance	22,094	28,118	37,754
Core deposit intangibles, net	25,320	31,755	34,089
Goodwill	293,522	293,522	296,876
Bank owned life insurance	142,433	139,005	137,748
Other assets	85,718	84,637	86,234
Total assets	$7,594,313	$7,358,643	$7,193,883

LIABILITIES
Noninterest-bearing demand deposits	$1,338,045	$1,199,378	$1,204,343
Interest-bearing deposits	4,480,808	4,439,392	4,429,707
Total deposits	5,818,853	5,638,770	5,634,050

Securities sold under agreements to repurchase	99,417	44,393	33,517
Other short-term borrowings	332,000	343,000	195,000
Long-term borrowings	290,732	299,542	299,162
Other liabilities	58,299	55,769	55,231
Total liabilities	6,599,301	6,381,474	6,216,960

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, $1.33 par value, shares authorized 100,000,000; issued and outstanding, 44,990,569 shares, 45,162,853 shares, and 45,514,028 shares, respectively	59,514	59,795	60,267
Surplus	638,511	643,443	651,178
Retained earnings	288,841	261,676	253,510
Accumulated other comprehensive income	8,146	12,255	11,968
Total stockholders' equity	995,012	977,169	976,923

Total liabilities and stockholders' equity	$7,594,313	$7,358,643	$7,193,883

UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Interest and dividend income:
Interest and fees on loans	$62,651	$62,604	$62,340	$185,706	$184,996
Interest on federal funds sold	-	-	-	1	1
Interest on deposits in other banks	23	24	21	64	41
Interest and dividends on securities:
Taxable	3,954	3,860	3,883	11,621	11,391
Nontaxable	3,372	3,366	3,347	10,062	10,005
Total interest and dividend income	70,000	69,854	69,591	207,454	206,434

Interest expense:
Interest on deposits	4,204	3,680	3,027	11,204	7,833
Interest on federal funds purchased	1	4	3	6	49
Interest on short-term borrowings	223	255	108	728	373
Interest on long-term borrowings	2,128	2,099	1,974	6,287	6,226
Total interest expense	6,556	6,038	5,112	18,225	14,481

Net interest income	63,444	63,816	64,479	189,229	191,953
Provision for credit losses	2,062	3,749	1,800	7,561	3,300
Net interest income after provision for credit losses	61,382	60,067	62,679	181,668	188,653

Noninterest income:
Service charges on deposit accounts	4,965	4,622	4,458	13,800	13,281
Other service charges and fees	3,983	4,051	3,773	11,618	11,281
Fiduciary and asset management fees	2,304	2,312	2,120	6,835	6,753
Gains on sales of mortgage loans, net of commissions	2,630	2,574	2,598	7,582	7,925
Gains on securities transactions, net	75	404	995	672	1,449
Other-than-temporary impairment losses	(300)	-	-	(300)	-
Bank owned life insurance income	1,161	1,134	1,195	3,431	3,467
Other operating income	1,907	1,115	1,179	4,352	2,229
Total noninterest income	16,725	16,212	16,318	47,990	46,385

Noninterest expenses:
Salaries and benefits	25,853	25,561	25,636	78,905	82,466
Occupancy expenses	4,915	5,173	4,902	15,220	15,184
Furniture and equipment expenses	3,015	2,989	3,050	8,818	8,555
Printing, postage, and supplies	1,191	1,408	1,290	3,970	3,682
Communications expense	1,159	1,143	1,291	3,481	3,740
Technology and data processing	3,549	3,216	3,280	10,020	9,145
Professional services	1,991	1,669	1,400	5,008	3,897
Marketing and advertising expense	1,781	2,372	2,064	5,841	4,821
FDIC assessment premiums and other insurance	1,351	1,280	1,577	4,030	4,563
Other taxes	1,569	1,554	1,460	4,674	4,352
Loan-related expenses	935	687	814	2,306	1,987
OREO and credit-related expenses	1,263	1,965	6,559	4,415	10,254
Amortization of intangible assets	2,074	2,138	2,391	6,435	7,462
Acquisition and conversion costs	-	-	1,695	-	19,524
Other expenses	2,679	4,086	2,004	9,282	6,033
Total noninterest expenses	53,325	55,241	59,413	162,405	185,665

Income before income taxes	24,782	21,038	19,584	67,253	49,373
Income tax expense	6,566	5,690	4,767	17,989	12,174
Net income	$18,216	$15,348	$14,817	$49,264	$37,199
Basic earnings per common share	$0.40	$0.34	$0.32	$1.09	$0.80
Diluted earnings per common share	$0.40	$0.34	$0.32	$1.09	$0.80

UNION BANKSHARES CORPORATION AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

(Dollars in thousands)

	Community Bank	Mortgage	Eliminations	Consolidated
Three Months Ended September 30, 2015
Net interest income	$63,075	$369	$-	$63,444
Provision for credit losses	2,000	62	-	2,062
Net interest income after provision for credit losses	61,075	307	-	61,382
Noninterest income	14,287	2,608	(170)	16,725
Noninterest expenses	50,674	2,821	(170)	53,325
Income before income taxes	24,688	94	-	24,782
Income tax expense	6,531	35	-	6,566
Net income	$18,157	$59	$-	$18,216
Plus: Merger and conversion related expense, after tax	-	-	-	-
Net operating earnings (non-GAAP)	$18,157	$59	$-	$18,216
Total assets	$7,588,606	$62,127	$(56,420)	$7,594,313

Three Months Ended June 30, 2015
Net interest income	$63,441	$375	$-	$63,816
Provision for credit losses	3,700	49	-	3,749
Net interest income after provision for credit losses	59,741	326	-	60,067
Noninterest income	13,523	2,860	(171)	16,212
Noninterest expenses	52,365	3,047	(171)	55,241
Income (loss) before income taxes	20,899	139	-	21,038
Income tax expense (benefit)	5,646	44	-	5,690
Net income (loss)	$15,253	$95	$-	$15,348
Plus: Merger and conversion related expense, after tax	-	-	-	-
Net operating earnings (loss) (non-GAAP)	$15,253	$95	$-	$15,348
Total assets	$7,495,564	$55,563	$(53,421)	$7,497,706

Three Months Ended September 30, 2014
Net interest income	$64,162	$317	$-	$64,479
Provision for credit losses	1,800	-	-	1,800
Net interest income after provision for credit losses	62,362	317	-	62,679
Noninterest income	13,884	2,604	(170)	16,318
Noninterest expenses	55,680	3,903	(170)	59,413
Income (loss) before income taxes	20,566	(982)	-	19,584
Income tax expense (benefit)	5,121	(354)	-	4,767
Net income (loss)	$15,445	$(628)	$-	$14,817
Plus: Merger and conversion related expense, after tax	1,102	-	-	1,102
Net operating earnings (loss) (non-GAAP)	$16,547	$(628)	$-	$15,919
Total assets	$7,188,596	$41,857	$(36,570)	$7,193,883

	Community Bank	Mortgage	Eliminations	Consolidated
Nine Months Ended September 30, 2015
Net interest income	$188,240	$989	$-	$189,229
Provision for credit losses	7,450	111	-	7,561
Net interest income after provision for credit losses	180,790	878	-	181,668
Noninterest income	40,658	7,844	(512)	47,990
Noninterest expenses	154,011	8,906	(512)	162,405
Income (loss) before income taxes	67,437	(184)	-	67,253
Income tax expense (benefit)	18,060	(71)	-	17,989
Net income (loss)	$49,377	$(113)	$-	$49,264
Plus: Merger and conversion related expense, after tax	-	-	-	-
Net operating earnings (loss) (non-GAAP)	$49,377	$(113)	$-	$49,264
Total assets	$7,588,606	$62,127	$(56,420)	$7,594,313

Nine Months Ended September 30, 2014
Net interest income	$191,090	$863	$-	$191,953
Provision for credit losses	3,300	-	-	3,300
Net interest income after provision for credit losses	187,790	863	-	188,653
Noninterest income	38,964	7,932	(511)	46,385
Noninterest expenses	173,268	12,908	(511)	185,665
Income (loss) before income taxes	53,486	(4,113)	-	49,373
Income tax expense (benefit)	13,678	(1,504)	-	12,174
Net income (loss)	$39,808	$(2,609)	$-	$37,199
Plus: Merger and conversion related expense, after tax	13,161	-	-	13,161
Net operating earnings (loss) (non-GAAP)	$52,969	$(2,609)	$-	$50,360
Total assets	$7,188,596	$41,857	$(36,570)	$7,193,883

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

	For the Quarter Ended
	September 30, 2015			June 30, 2015
	Average Balance	Interest Income / Expense	Yield / Rate (1)	Average Balance	Interest Income / Expense	Yield / Rate (1)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$710,583	$3,954	2.21%	$720,939	$3,860	2.15%
Tax-exempt	427,879	5,187	4.81%	422,404	5,179	4.92%
Total securities	1,138,462	9,141	3.19%	1,143,343	9,039	3.17%
Loans, net (2) (3)	5,525,119	62,745	4.51%	5,448,126	62,687	4.62%
Loans held for sale	44,904	378	3.34%	43,307	395	3.66%
Federal funds sold	807	-	0.20%	572	-	0.17%
Money market investments	1	-	0.00%	1	-	0.00%
Interest-bearing deposits in other banks	42,361	23	0.22%	41,091	24	0.23%
Total earning assets	6,751,654	$72,287	4.25%	6,676,440	$72,145	4.33%
Allowance for loan losses	(32,857)			(31,675)
Total non-earning assets	803,044			814,681
Total assets	$7,521,841			$7,459,446

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$2,706,542	$1,289	0.19%	$2,632,835	$1,201	0.18%
Regular savings	567,034	248	0.17%	564,348	262	0.19%
Time deposits (4)	1,227,835	2,667	0.86%	1,233,904	2,217	0.72%
Total interest-bearing deposits	4,501,411	4,204	0.37%	4,431,087	3,680	0.33%
Other borrowings (5)	661,517	2,352	1.41%	703,223	2,358	1.34%
Total interest-bearing liabilities	5,162,928	$6,556	0.50%	5,134,310	$6,038	0.47%

Noninterest-bearing liabilities:
Demand deposits	1,312,735			1,278,876
Other liabilities	50,715			55,167
Total liabilities	6,526,378			6,468,353
Stockholders' equity	995,463			991,093
Total liabilities and stockholders' equity	$7,521,841			$7,459,446

Net interest income		$65,731			$66,107

Interest rate spread (6)			3.75%			3.86%
Cost of funds			0.39%			0.36%
Net interest margin (7)			3.86%			3.97%

(1) Rates and yields are annualized and calculated from actual, not rounded, amounts in thousands, which appear above.

(2) Nonaccrual loans are included in average loans outstanding.

(3) Interest income on loans includes $1.4 million and $1.1 million for the three months ended September 30, 2015 and June 30, 2015, respectively, in accretion of the fair market value adjustments related to acquisitions.

(4) Interest expense on certificates of deposits includes $154,000 and $614,000 for the three months ended September 30, 2015 and June 30, 2015, respectively, in accretion of the fair market value adjustments related to acquisitions.

(5) Interest expense on borrowings includes $87,000 and $137,000 for the three months ended September 30, 2015 and June 30, 2015, respectively, in accretion of the fair market value adjustments related to acquisitions.

(6) Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 35%.

(7) Core net interest margin excludes purchase accounting adjustments and was 3.77% and 3.86% for the three months ended September 30, 2015 and June 30, 2015, respectively.